CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Agreement”) made as of the 18th day of January, 2011.

BETWEEN:

NATURE’S CALL BRANDS, INC., a corporation incorporated under the laws of the State of Nevada

(the “Company”)

                                            - and -

CORCOM, INC., a corporation incorporated under the laws of the State of Nevada

(the “Consultant”)

WHEREAS the Company is desirous of engaging the Consultant and the Consultant is desirous of accepting such mandate, in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

NOW THEREFORE

1.
The Consultant will assist the Company in providing administrative and related services including, but not limited to, accounting, coordination of annual audits and quarterly reviews, management and review of legal documentation and ensuring timely fulfillment of all regulatory filings (the “Consulting Services”).

2.
In consideration of the provisions of the Consulting Services, the Company shall pay to the Consultant the sum of US$2,000 per month, on the 15th day of each calendar month for the duration of the Agreement, exclusive of any applicable sales tax. The first monthly payment shall be due on February 15, 2010.

3.	This Consulting Agreement shall continue indefinitely unless terminated by either party with sixty (60) days advance written notice to the other party.

4.	This Agreement shall be governed by the laws of the State of Nevada, without reference to conflict of laws principles.

5.	This Consulting Agreement may be executed in counterparts, which execution may be by facsimile, each of which shall be an original, but all of which shall constitute one and the same agreement.

IN WITNESS WHEREOF the parties hereto have executed this agreement as of the day and year first above written.

NATURE’S CALL BRANDS INC.
By:	/s/ Robbie Manis
Name: Robbie Manis
Title: Chief Executive Officer

CORCOM, INC.
By:	/s/ Chris Kape
Name: Chris Kape
Title: Director